First Quarter 2018 Earnings Release Conference Call
May 2, 2018

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Good morning everyone, and thank you for joining us for today’s first quarter 2018 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer, and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our first quarter 2018 results, a copy of which is available on our website at www.terex.com. Today’s call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Events and Presentations in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I’ll turn it over to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Good morning everyone, and thank you for joining us and for your interest in Terex. Terex had a very strong start to 2018. We increased sales, operating margin and backlog in all three segments. We significantly improved our first quarter earnings per share compared to last year and we are forecasting better results for the balance of the year, raising our full year sales, operating profit and EPS guidance. Aerial Work Platforms (AWP) continued to gain momentum in Q1, building off its strong finish in 2017. While Cranes sales grew and results improved over last year, Cranes got off to a slower start than anticipated, driven largely by supply chain challenges in our mobile cranes operations. Materials Processing (MP) continued to execute, recording margin improvement for the sixth consecutive quarter. We also continued to execute our disciplined capital allocation strategy, repurchasing five million shares of Terex stock in Q1 for $205 million. Overall, a very strong start to 2018, with improving prospects for the balance of the year.

Turning to slide 4, with the Focus element of the Terex Strategy complete, we remain committed to Simplifying the C ompany and deploying our Execute to Win business system. We are entering a period of broad-based growth potential. In this environment, it is important that we execute at a high level and, in parallel, continue to drive the transformational changes that will fundamentally improve Terex for the long term.

Turning to slide 5, we continue to Simplify Terex. On the operations side, our focus is on improving performance and meeting growing customer demand. We recently approved an investment in our Utilities business, with the support of the state of South Dakota, to build a new facility in Watertown. This state-of-the-art manufacturing center will allow us to consolidate from ten buildings to one, and meet the growing needs of our Utility customers. On the administrative side, we continue to shift the balance of our SG&A spending away from G&A, to greater investment in engineering, innovation and customer-facing sales and service. To facilitate that shift, we are reducing complexity associated with our history of acquisitions. Our finance team, for example, is implementing a new operational financial management system, including a common chart of accounts that will give us a much deeper consistent view of our internal financial information across our businesses. Execute to Win is about dramatically improving our capabilities by investing in people, processes and tools in our three priority areas: Commercial Excellence, Lifecycle Solutions and Strategic Sourcing. Our sales and marketing leaders partnered with a world-class industrial sales training organization to develop the Terex Proven Sales Process. We will be training our entire sales team over the next two years. We are also implementing Salesforce.com, a world-class CRM, which goes hand-in-hand with the structured sales training. As we announced on Monday, Boris Schoepplein will join Terex on June 1 to lead our Global Parts and Services business. Boris has considerable experience, having spent more than a decade leading the parts and service organization of a major industrial equipment manufacturer.

Our Strategic Sourcing initiative continues to make progress. In Q1, we made global supplier award decisions in the paint and computer hardware categories. On paint, we reduced the number of suppliers by over 50% and achieved savings in line with our objectives and expectations. While the absolute value of the paint savings is small in the context of the overall Strategic Sourcing initiative, the percentage savings provided an indication of the potential ahead as we implement the other Wave 1 categories and launch subsequent waves.

Turning to slide 6, we are increasing our full year guidance. Building on our strong first quarter performance and improving outlook in our key markets, we now anticipate sales to grow by approximately 15% to about $5 billion. This represents an increase of $200 million over our original guidance. We expect to increase operating margin to approximately 7.1%, a 200 basis point improvement compared to 2017. This increase is driven by operating leverage on higher volumes. These operational improvements and the disciplined capital allocation strategy actions we took in Q1, translate into a significant increase in our full year EPS outlook. We now anticipate 2018 EPS of between $2.70 and $3.00, more than double our 2017 results. With that, let me turn it over to John.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thanks, John. I will spend a few minutes reviewing our Q1 financial results before providing more details around our improved 2018 guidance. Overall, our financial performance in the first quarter was very strong. AWP increased sales by $167 million, or 35%, compared to last year, driven by growth in North America and Western Europe. AWP demonstrated its ability to leverage higher volume, generating 9.4% operating margin, 480 basis points higher than last year. In Q1 last year, AWP incurred a one-time $2.2 million charge associated with a transactional tax issue outside the U.S. Excluding this charge from the prior year, the incremental margin this quarter was 22%. AWP entered Q2 with a backlog of $891 million, $266 million, or 43%, higher than last year, setting up a very strong full year. While Cranes’ results improved compared to last year, the segment performed below our expectations in the quarter. Sales increased 19%, roughly split between higher demand and the impact of foreign exchange rates. However, our operating results were negatively impacted by disruptions in our mobile crane factories caused by material shortages as we ramped up production, leading to lower productivity and throughput. After several years of lower production schedules, elements of the supply base were not able to ramp up as quickly as needed. We are working closely with our suppliers and have a team focused on addressing the supply continuity issues. MP continues to deliver strong financial performance. Sales of $303 million were 22% higher than last year, driven by global demand for crushing and screening products, Fuchs material handlers and environmental equipment. The MP team increased year-over-year operating profit by more than 40% on an adjusted basis, representing margin expansion of 160 basis points. Q1 orders were up 50% and backlog was up 77% over the prior year, reflecting strong market momentum. A great start to the year for MP.

Turning to slide 8, overall Q1 consolidated sales were up 25%, or approximately 18% on a constant currency basis. The strong top line performance allowed us to generate 4.5 times more operating profit than last year, achieving an incremental margin of approximately 23%. We reduced net interest expense by $7 million year-over-year, principally reflecting the 2017 recapitalization of our balance sheet and improved interest rate spreads. It is important to note that in Q1 2017 we earned a dividend of $13.5 million on our Konecranes holdings, which is reported as other income. This dividend contributed approximately $0.09 to our earnings per share last year. Setting aside that $0.09 impact on adjusted basis, we improved from a $0.04 loss per share in Q1 2017, to a Q1 2018 earnings per share of $0.55. This Q1 EPS reflects the significant operational and capital structure improvements we continue to make.

Turning to slide 9, every quarter of 2017 we exceeded the key elements of our guidance and subsequently increased full year guidance. That trend continued in Q1 2018. As John noted, we expect full year sales of approximately $5 billion. The increase is driven by higher sales at AWP, now expected be up approximately 18%, and MP, now expected to grow about 15%. We also expect AWP to achieve an operating margin of between 10.25% and 11.25%. This translates into approximately 55% greater operating profit than last year. We are continuing to address our operational challenges in Cranes. We expect performance to improve over the course of the year. However, given the supply disruptions, it is likely that Cranes will generate an operating loss in Q2, before returning to profitability in the second half of the year. Accordingly, we believe it is prudent to reduce our full year operating margin guidance for Cranes to approximately breakeven. We continue to expect MP operating margin of between 11.5% and 12.5%. The MP team is working to off-set headwinds associated with the stronger British Pound and higher material costs with productivity improvements and pricing actions. We are maintaining our free cash flow guidance of ~$100 million. However, we did increase our capital expenditure outlook from $60 million to $80 million, to reflect the Utilities facility project and other targeted investments. Overall for Terex, we expect this strong operational performance to result in higher 2018 EBITDA, now anticipated to be between $410 million to $440 million, approximately 45% to 55% higher than 2017. From a quarterly perspective, we still expect a normal historical sales pattern with our EPS to be generated roughly 20% in Q1, 30% in Q2, 25% in Q3, and 25% in Q4.

Turning to slide 10, we continue to deliver on our commitment to follow a disciplined capital allocation strategy. Higher volumes and operational improvements are driving better cash performance. We reduced net working capital as a percent of sales in Q1 to 19.9%, a significant improvement over the prior year’s 24.1%. We continue to improve our balance sheet and reduce the cost of our debt. We repriced our US dollar term loan in the quarter, improving upon the favorable terms we put in place last year and, in April, we increased our revolver to $600 million, providing $150 million of additional liquidity. We also completed the planned purchase of our leased facilities in MP, and invested approximately $7 million in our Transformation priority areas. These targeted investments in high-impact areas are starting to pay off and will result in performance improvements over the longer term. Finally, we repurchased approximately 5 million Terex shares in the quarter for $205 million. As of March 31, $120 million remained available under our previously announced share repurchase authorization. Based on market conditions, we will to continue to buy back shares. We expect our 2018 ROIC to improve to approximately 16%, an important step toward our 2020 objective of 20%. The Terex team has and will continue to generate shareholder value through the execution of our disciplined capital allocation strategy. With that, let me turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thank you, John. Before I review the dynamics we are seeing in our segments, I will spend a few minutes on an important development in the first quarter, the announcement of the Section 232 tariffs on steel imports into the United States. Steel prices had already been trending up on the assumption and threat that the U.S. Commerce Department would take some action. The market prices and the futures prices for steel rose dramatically when the Administration announced the tariffs. We were looking at steel pricing for the balance of 2018 that was about 50% higher than the fourth quarter last year, when our 2018 pricing was set. Our supply chain, finance, sales and marketing teams worked hard to understand the impact on our product costs and develop a plan to share the increases with our customers. Unfortunately, as a result of the Administration’s actions, we implemented steel surcharges on product lines that were impacted by the higher steel prices. As I explained in my letter to customers, we will continue to monitor steel prices, and if prices normalize, we will remove or adjust the surcharges. Another potential headwind on the horizon are the proposed Section 301 tariffs on imports from China. Our team is assessing the potential magnitude and timing of the impact. At this point, we do not anticipate any impact until late Q4 and into 2019. We will take the necessary steps to adjust our supply chain and potentially take pricing actions to mitigate any increased costs.

Turning to AWP, we believe we are at an early point in the growth cycle for AWP both in North America and Western Europe. China and other developing markets are still in the early phase of adopting work-at-height regulation and we expect significant growth ahead. Detailed modeling of the fleet, macro-economic fundamentals and discussions with our customers, all suggest we are entering a multi-year growth period. We are planning for that growth across our global operations. In February, I attended the American Rental Association trade show in New Orleans. This is the largest equipment rental show in North America. As always, Genie was very well represented. The booth looked great and customers showed enthusiasm for our brand and products. Genie products were prominently displayed, including our Xtra Capacity S-85, our fuel-electric Z-60 and a new LED gas light tower, which launched at the show. It was clear to me that our customers are preparing for continued strong growth and they value the prominent role that Genie plays driving innovation in the industry. A key element of Commercial Excellence is managing all aspects of the pricing waterfall. AWP is utilizing a new tool that facilitates a disciplined approach to all aspects of pricing. To help offset the higher steel prices, on March 7, we implemented a steel surcharge on all new AWP orders. Since implementing the surcharge, our bookings rate has remained strong. There are clear signs that our markets are entering an extended period of growth and we are well positioned to meet our customers’ growing needs. We are excited about the prospects for AWP for the balance of 2018 and beyond.

Turning to Cranes, our Cranes team had a mixed start to the year. The global crane markets were fairly stable with pockets of growth as expected. We increased sales and backlog in mobile cranes, tower cranes and utility equipment. On the operations side, it’s going to take us several months before our mobile cranes production schedule is fully back on track. We are working with our customers to align on machine delivery dates and expect productivity to normalize in the second half of the year. Cranes continued to roll out new products. We delivered the first AC 300-6 production unit in Q1. This is the latest addition to the Demag line of all terrain cranes that is re-establishing the Demag brand as a global leader in the all-terrain segment. We also introduced a new flat top Tower crane, the CTT-472. This new crane responds to our customers’ desire to increase productivity on the job site. In summary, for Cranes we believe the global markets are stabilizing and there are opportunities for growth. Our focus is on operational execution to meet our commitments.

Turning to MP, MP continues to solidify its reputation as a consistent performer with a proven ability to execute its plans. Following the pattern established last year, MP exceeded its plan in the first quarter, and with strong markets and significantly higher backlog than last year, is well positioned to have another great year. We expect global demand for crushing and screening equipment to continue to grow. Construction activity and aggregate consumption continue to be the primary drivers of growth. Our Fuchs material handlers and our broad line of environmental products continue to grow in improving global markets. In March, I attended the global Powerscreen dealer conference in Miami. I joined customers and dealers from every corner of the globe to watch outstanding demonstrations of 20 machines, six of them newly launched. This was a great opportunity for Powerscreen to showcase new technology. We spent time on telematics and how this will be changing the customer service model, and it underscored the importance of innovation in our industry. The customers and dealers were very positive about our new product offerings and outlook for their markets. We are looking forward to another strong year for MP.

To wrap up our prepared remarks, we had a great start to the year in AWP and MP. We understand the operational challenges in Cranes, and we are addressing them. Our backlog is up significantly in every segment and our global markets are improving. We are increasing our full year guidance. We will continue to execute our Transformation program, Simplifying the company and building capabilities in our Execute to Win priority areas. Finally, we will continue to follow our disciplined capital allocation strategy and create value for our shareholders.

With that, let me turn it back to Brian.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thank you, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I’d like to open it up for questions.

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